EXHIBIT 21.1

SYKES ENTERPRISES, INCORPORATED

LIST OF SUBSIDIARIES

As of March 1, 2018, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

Subsidiary	State or Jurisdiction of Organization
Sykes Australia Pty . Ltd.	Australia
Sykes Financial Services Pty . Ltd.	Australia
Qelp Do Brasil Software E Contuedo Digital LTDA	Brazil
Sykes do Brasil Servicos de Teleatendlmento Para Clientes Ltda	Brazil
Alpine Access Canada, Inc	Canada
ICT Canada Marketing, Inc.	Canada
Sykes Assistance Services Corporation	Canada
Sykes Colombia S.A.S.	Colombia
Sykes Latin America, S.A.	Costa Rica
Sykes Cyprus Limited	Cyprus
Alpine Access, Inc.	Delaware
Clear Link Technologies, LLC	Delaware
ICT Accounts Receivable Management, Inc.	Delaware
ICT Enterprises, Inc.	Delaware
Sykes Acquisition Corp . II	Delaware
Sykes Enterprises Denmark ApS	Denmark
Sykes Egypt LLC	Egypt
Sykes El Salvador, Ltda	El Salvador
Sykes Finland Oyin	Finland
SEI Consulting Services, Inc.	Florida
SEI Employment Services, Inc.	Florida
Sykes Realty, Inc.	Florida
Sykes Telehealth Services, Inc.	Florida
Sykes Enterprises Berlin GmbH & Co. KG	Germany
Sykes Enterprises Bochum GmbH & Co. KG	Germany
Sykes Enterprises GmbH	Germany
Sykes Enterprises Management GmbH	Germany
Sykes Enterprises Support Services B.V. & Co. KG	Germany
Sykes Enterprises Verwaltungs and Management GmbH	Germany
Sykes Central Europe Kft	Hungary
Sykes Business Services of India Private Limited	India
Sykes Enterprises (India) Pvt Ltd	India
Sykes Enterprises Italy S.r.L	Italy
SEI International Services S.a.r.l.	Luxembourg
SEI Offshore Holdings Operations S.a.r.l.	Luxembourg
Sykes India Holdings Corporation	Mauritius
ICT Marketing Services of Mexico, S. de R.L. de C.V.	Mexico

Subsidiary	State or Jurisdiction of Organization
Sykes Enterprises Norway AS	Norway
Sykes Enterprises Eastern Europe S.R.L.	Romania
LINK Network Limited	Scotland
Sykes Global Services Limited	Scotland
Sykes Slovakia Sro	Slovakia
Sykes Sweden AB	Sweden
McQueen International B.V.	The Netherlands
Qelp B.V.	The Netherlands
Sykes Enterprises Incorporated BV	The Netherlands
Sykes Enterprises Incorporated Holdings B.V.	The Netherlands
Sykes International Holdings BV	The Netherlands
Sykes Netherlands Group B.V.	The Netherlands
Beijing Pin Yue Information Technology Service Co. Ltd.	The People’s Republic of China
Guangzhou Pin Duo Information Technology Service Co. Ltd.	The People’s Republic of China
Shanghai Pintian Information Technology Service Co., Ltd.	The People’s Republic of China
Suzhou Pin Zhuo Information Technology Service Co. Ltd.	The People’s Republic of China
Sykes (Shanghai) Co. Ltd	The People’s Republic of China
Sykes Information Technology Services (Shanghai) Co. Ltd.	The People’s Republic of China
Sykes Asia Inc.	The Philippines
BuyCalls, LLC	Utah
Clear Link Insurance Agency, LLC	Utah
LeadAmp, LLC	Utah
Local Results, LLC	Utah